As filed with the Securities and Exchange Commission on July 28, 2006.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

HAMPTON ROADS BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Virginia	6021	54-2053718
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

999 Waterside Drive, 2nd Floor

Norfolk, Virginia 23510

(757) 217-1000

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Jack W. Gibson

President and Chief Executive Officer

Hampton Roads Bankshares, Inc.

999 Waterside Drive, 2nd Floor

Norfolk, Virginia 23510

(757) 217-1000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of Communications to:

William A. Old, Jr., Esq.

John M. Oakey, III, Esq.

Williams Mullen

999 Waterside Drive

Suite 1700

Norfolk, Virginia 23510

(757) 622-3366

Approximate date of commencement of proposed sale to the public: As soon as practicable following the effectiveness of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-134880

If this Form is a post-effective amendment filed pursuant to 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.625 per share	308,200	$10.90	$3,359,380	$360

This registration statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

In accordance with Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), the contents of the Registration Statement on Form S-1, File No. 333-134880, filed by Hampton Roads Bankshares, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) on June 9, 2006, and as amended on June 30, 2006 and July 27, 2006, including the exhibits thereto, and declared effective by the Commission on July 27, 2006, are hereby incorporated by reference into this registration statement. This registration statement is being filed with respect to the registration of an additional 308,200 shares of the Registrant’s common stock, par value $0.625 per share, pursuant to Rule 462(b) under the Securities Act.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Norfolk, Commonwealth of Virginia, on July 27, 2006.

HAMPTON ROADS BANKSHARES, INC.

By:	/s/ Donald W. Fulton, Jr.
Donald W. Fulton, Jr.
Senior Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jack W. Gibson Jack W. Gibson	President and Chief Executive Officer and Director (Principal Executive Officer)	July 27, 2006

/s/ Donald W. Fulton, Jr.. Donald W. Fulton, Jr.	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	July 27, 2006

* Lorelle L. Fritsch	Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	July 27, 2006

* Emil A. Viola	Chairman of the Board of Directors	July 27, 2006

* Douglas J. Glenn	Director	July 27, 2006

* Herman A. Hall, III	Director	July 27, 2006

Signature	Title	Date

* Robert R. Kinser	Director	July 27, 2006

* Bobby L. Ralph	Director	July 27, 2006

* Jordan E. Slone	Director	July 27, 2006

* Roland Carroll Smith, Sr.	Director	July 27, 2006

* Patricia M. Windsor	Director	July 27, 2006

* W. Lewis Witt	Director	July 27, 2006

* Donald W. Fulton, Jr., by signing his name hereto, signs this document on behalf of each of the persons indicated by an asterisk above pursuant to powers of attorney duly executed by such persons and previously filed with the Securities and Exchange Commission as part of this registration statement.

By:	/s/ Donald W. Fulton, Jr.
Donald W. Fulton, Jr.
July 27, 2006

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Williams Mullen.
23.1	Consent of Williams Mullen (included in Exhibit 5.1).
23.2	Consent of KPMG LLP.
24.1	Power of Attorney included in Part II of the Registration Statement on Form S-1 (No. 333-134880), filed by the Registrant on June 9, 2006.